Exhibit 99.1

LULULEMON ATHLETICA INC. ANNOUNCES SECOND QUARTER FISCAL 2023 RESULTS

Revenue increased 18% to $2.2 billion
Comparable sales increased 11%, or increased 13% on a constant dollar basis
Diluted EPS of $2.68
Vancouver, British Columbia – August 31, 2023 – lululemon athletica inc. (NASDAQ:LULU) today announced financial results for the second quarter of fiscal 2023.
Calvin McDonald, Chief Executive Officer, stated: "Our Q2 results highlight the ongoing strength of the business amid a dynamic operating environment. I am proud of how our teams continue to deliver on our vision and offer an exciting pipeline of new products and experiences to our guests around the world. Our continued ability to gain market share and bring new customers into the brand illustrates the significant runway ahead for lululemon."
The adjusted non-GAAP financial measures below exclude the gain on the sale of an administrative office building in 2022 and the related tax effects.
For the second quarter of 2023, compared to the second quarter of 2022:
•Net revenue increased 18% to $2.2 billion, or increased 20% on a constant dollar basis.
–Net revenue increased 11% in North America, and increased 52% internationally.
•Total comparable sales increased 11%, or 13% on a constant dollar basis.
–Comparable store sales increased 7%, or 9% on a constant dollar basis.
–Direct to consumer net revenue increased 15%, or 17% on a constant dollar basis.
•Direct to consumer net revenue represented 40% of total net revenue compared to 42% for the second quarter of 2022.
•Gross profit increased 23% to $1.3 billion and gross margin increased 230 basis points to 58.8%.
•Income from operations increased 19% to $479.3 million. Adjusted income from operations increased 23%.
•Operating margin increased 20 basis points to 21.7%. Adjusted operating margin increased 80 basis points.
•Income tax expense increased 30% to $145.0 million. The effective tax rate for the second quarter of 2023 was 29.8% compared to 27.9% for the second quarter of 2022. The adjusted effective tax rate was 28.2% for the second quarter of 2022.
•Diluted earnings per share were $2.68 compared to $2.26 in the second quarter of 2022. Adjusted diluted earnings per share were $2.20 in the second quarter of 2022.
•The Company repurchased 0.5 million shares of its own common stock at an average price of $370.99 per share for a cost of $191.7 million.
•The Company opened 10 net new company-operated stores during the second quarter, ending with 672 stores.
Meghan Frank, Chief Financial Officer, stated: "Our performance remained strong in Q2 as both revenue and EPS exceeded our expectations. Our ongoing momentum is a reflection of our portfolio approach to growth, differentiated business model, and innovative product assortment. We are excited about our opportunities in the second half of the year and look forward to continue delivering on our Power of Three ×2 growth plan."
Balance sheet highlights
The Company ended the second quarter of 2023 with $1.1 billion in cash and cash equivalents and the capacity under its committed revolving credit facility was $393.6 million.
Inventories at the end of the second quarter of 2023 increased 14% to $1.7 billion compared to $1.5 billion at the end of the second quarter of 2022.

2023 Outlook
For the third quarter of 2023, the Company expects net revenue to be in the range of $2.165 billion to $2.190 billion, representing growth of 17% to 18%. Diluted earnings per share are expected to be in the range of $2.23 to $2.28 for the quarter. This assumes a tax rate of approximately 30.5%.
For 2023, the Company expects net revenue to be in the range of $9.510 billion to $9.570 billion, representing growth of 17% to 18%. Diluted earnings per share are expected to be in the range of $12.02 to $12.17 for the year. This assumes a tax rate of approximately 30%.
The guidance does not reflect potential future repurchases of the Company's shares.
The guidance and outlook forward-looking statements made in this press release are based on management's expectations as of the date of this press release and does not incorporate future unknown impacts, including macroeconomic trends. The Company undertakes no duty to update or to continue to provide information with respect to any forward-looking statements or risk factors, whether as a result of new information or future events or circumstances or otherwise. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of risks and uncertainties, including those stated below.
Power of Three ×2
The Company's Power of Three ×2 growth plan calls for a doubling of the business from 2021 net revenue of $6.25 billion to $12.5 billion by 2026. The key pillars of the plan are product innovation, guest experience, and market expansion and the growth strategy includes a plan to double men's, double direct to consumer, and quadruple international net revenue relative to 2021.
Conference Call Information
A conference call to discuss second quarter results is scheduled for today, August 31, 2023, at 4:30 p.m. Eastern time. Those interested in participating in the call are invited to dial 1-800-319-4610 or 1-604-638-5340, if calling internationally, approximately 10 minutes prior to the start of the call. A live webcast of the conference call will be available online at: https://corporate.lululemon.com/investors/news-and-events/events-and-presentations. A replay will be made available online approximately two hours following the live call for a period of 30 days.
About lululemon athletica inc.
lululemon athletica inc. (NASDAQ:LULU) is a technical athletic apparel, footwear, and accessories company for yoga, running, training, and most other activities, creating transformational products and experiences that build meaningful connections, unlocking greater possibility and wellbeing for all. Setting the bar in innovation of fabrics and functional designs, lululemon works with yogis and athletes in local communities around the world for continuous research and product feedback. For more information, visit lululemon.com.
Non-GAAP Financial Measures
Constant dollar changes and adjusted financial results are non-GAAP financial measures. A constant dollar basis assumes the average foreign currency exchange rates for the period remained constant with the average foreign currency exchange rates for the same period of the prior year. The Company provides constant dollar changes in its results to help investors understand the underlying growth rate of net revenue excluding the impact of changes in foreign currency exchange rates.
Adjusted income from operations, operating margin, income tax expense, effective tax rates, net income, and diluted earnings per share exclude the gain on disposal of assets for the sale of an administrative office building and its related income tax effects in 2022.
The Company believes these adjusted financial measures are useful to investors as they provide supplemental information that enable evaluation of the underlying trend in its operating performance, and enable a comparison to its historical financial information. Further, due to the finite and discrete nature of this item, it does not consider it to be a disposal gain that is expected to arise in the normal course of its operations. Management uses these adjusted financial measures and constant currency metrics internally when reviewing and assessing financial performance.
The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or with greater prominence to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the section captioned "Reconciliation of Non-GAAP Financial Measures" included in the accompanying financial tables, which includes more detail on the GAAP financial measure that is most directly comparable to each non-GAAP financial measure, and the related reconciliations between these financial measures.
Forward-Looking Statements:
This press release includes estimates, projections, statements relating to the Company's business plans, objectives, and expected operating results that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In many cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "outlook," "believes," "intends," "estimates," "predicts," "potential" or the negative of these terms or other comparable terminology. These forward-looking statements also include the Company's guidance and outlook statements. These statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation: the Company's ability to maintain the value and reputation of its brand; changes in consumer shopping preferences and shifts in distribution channels; the acceptability of its products to guests; its highly competitive market and increasing competition; increasing costs and decreasing selling prices; its ability to anticipate consumer preferences and successfully develop and introduce new, innovative and updated products; its ability to accurately forecast guest demand for its products; its ability to expand in light of its limited operating experience and limited brand recognition in new international markets and new product categories; its ability to manage its growth and the increased complexity of its business effectively; its ability to successfully open new store locations in a timely manner; seasonality; disruptions of its supply chain; its reliance on a relatively small number of vendors to supply and manufacture a significant portion of its products; suppliers or manufacturers not complying with its Vendor Code of Ethics or applicable laws; its ability to deliver its products to the market and to meet guest expectations if it has problems with its distribution system; increasing labor costs and other factors associated with the production of its products in South Asia and South East Asia; its ability to safeguard against security breaches with respect to its technology systems; its compliance with privacy and data protection laws; any material disruption of its information systems; its ability to have technology-based systems function effectively and grow its e-commerce business globally; climate change, and related legislative and regulatory responses; increased scrutiny regarding its environmental, social, and governance, or sustainability responsibilities; an economic recession, depression, or downturn or economic uncertainty in its key markets; global or regional health events such as the current COVID-19 pandemic and related government, private sector, and individual consumer responsive actions; global economic and political conditions; its ability to source and sell its merchandise profitably or at all if new trade restrictions are imposed or existing trade restrictions become more burdensome; changes in tax laws or unanticipated tax liabilities; its ability to comply with trade and other regulations; fluctuations in foreign currency exchange rates; imitation by its competitors; its ability to protect its intellectual property rights; conflicting trademarks and patents and the prevention of sale of certain products; its exposure to various types of litigation; and other risks and uncertainties set out in filings made from time to time with the United States Securities and Exchange Commission and available at www.sec.gov, including, without limitation, its most recent reports on Form 10-K and Form 10-Q. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as may be required by law.

Contacts:
Investor Contact:
lululemon athletica inc.
Howard Tubin
1-604-732-6124
or
ICR, Inc.
Joseph Teklits/Caitlin Churchill
1-203-682-8200

Media Contact:
lululemon athletica inc.
Erin Hankinson
1-604-732-6124
or
lululemon athletica inc.
Madi Wallace
1-604-732-6124

lululemon athletica inc.
The fiscal year ending January 28, 2024 is referred to as "2023", the fiscal year ended January 29, 2023 is referred to as "2022".
Condensed Consolidated Statements of Operations
Unaudited; Expressed in thousands, except per share amounts

	Second Quarter		First Two Quarters
	2023	2022	2023	2022
Net revenue	$2,209,165	$1,868,328	$4,209,957	$3,481,791
Costs of goods sold	910,654	812,852	1,760,641	1,555,922
Gross profit	1,298,511	1,055,476	2,449,316	1,925,869
As a percent of net revenue	58.8%	56.5%	58.2%	55.3%
Selling, general and administrative expenses	817,375	662,253	1,564,888	1,270,104
As a percent of net revenue	37.0%	35.4%	37.2%	36.5%
Amortization of intangible assets	1,879	2,195	3,757	4,390
Gain on disposal of assets	—	(10,180)	—	(10,180)
Income from operations	479,257	401,208	880,671	661,555
As a percent of net revenue	21.7%	21.5%	20.9%	19.0%
Other income (expense), net	7,362	145	15,387	123
Income before income tax expense	486,619	401,353	896,058	661,678
Income tax expense	145,016	111,832	264,050	182,159
Net income	$341,603	$289,521	$632,008	$479,519

Basic earnings per share	$2.69	$2.27	$4.97	$3.75
Diluted earnings per share	$2.68	$2.26	$4.96	$3.74
Basic weighted-average shares outstanding	126,969	127,619	127,108	127,848
Diluted weighted-average shares outstanding	127,263	127,906	127,442	128,224

lululemon athletica inc.
Condensed Consolidated Balance Sheets
Unaudited; Expressed in thousands

	July 30, 2023	January 29, 2023	July 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$1,107,530	$1,154,867	$498,831
Inventories	1,660,753	1,447,367	1,462,076
Prepaid and receivable income taxes	224,916	185,641	166,438
Other current assets	330,734	371,578	259,749
Total current assets	3,323,933	3,159,453	2,387,094
Property and equipment, net	1,367,172	1,269,614	1,059,859
Right-of-use lease assets	1,079,198	969,419	867,901
Goodwill and intangible assets, net	42,380	46,105	453,776
Deferred income taxes and other non-current assets	179,775	162,447	152,081
Total assets	$5,992,458	$5,607,038	$4,920,711
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$298,914	$172,732	$259,927
Accrued liabilities and other	399,178	399,223	345,105
Accrued compensation and related expenses	192,289	248,167	153,381
Current lease liabilities	216,837	207,972	196,259
Current income taxes payable	20,576	174,221	50,815
Unredeemed gift card liability	216,116	251,478	172,666
Other current liabilities	42,460	38,405	29,057
Total current liabilities	1,386,370	1,492,198	1,207,210
Non-current lease liabilities	976,736	862,362	757,865
Non-current income taxes payable	15,864	28,555	28,555
Deferred income tax liability	55,258	55,084	53,271
Other non-current liabilities	24,748	20,040	16,012
Stockholders' equity	3,533,482	3,148,799	2,857,798
Total liabilities and stockholders' equity	$5,992,458	$5,607,038	$4,920,711

lululemon athletica inc.
Condensed Consolidated Statements of Cash Flows
Unaudited; Expressed in thousands

	First Two Quarters
	2023	2022
Cash flows from operating activities
Net income	$632,008	$479,519
Adjustments to reconcile net income to net cash provided by (used in) operating activities	(109,795)	(625,137)
Net cash provided by (used in) operating activities	522,213	(145,618)
Net cash used in investing activities	(283,660)	(224,944)
Net cash used in financing activities	(305,651)	(384,576)
Effect of foreign currency exchange rate changes on cash and cash equivalents	19,761	(5,902)
Increase (decrease) in cash and cash equivalents	(47,337)	(761,040)
Cash and cash equivalents, beginning of period	1,154,867	1,259,871
Cash and cash equivalents, end of period	$1,107,530	$498,831

lululemon athletica inc.
Reconciliation of Non-GAAP Financial Measures
Unaudited; Expressed in thousands, except per share amounts

Constant dollar changes in net revenue, total comparable sales, comparable store sales, and direct to consumer net revenue
The below changes show the change for the second quarter of 2023 compared to the second quarter of 2022.

	Net Revenue	Total Comparable Sales(1),(2)	Comparable Store Sales(2)	Direct to Consumer Net Revenue
Change	18%	11%	7%	15%
Adjustments due to foreign currency exchange rate changes	2	2	2	2
Change in constant dollars	20%	13%	9%	17%
__________
(1)Total comparable sales includes comparable store sales and direct to consumer net revenue.
(2)Comparable store sales reflects net revenue from company-operated stores that have been open for at least 12 full fiscal months, or open for at least 12 full fiscal months after being significantly expanded. Comparable store sales exclude sales from stores which have been temporarily relocated for renovations or have been temporarily closed.

Adjusted financial measures
The following tables reconcile adjusted financial measures with the most directly comparable measures calculated in accordance with GAAP. The 2022 adjustments relate to the gain on sale of an administrative office building and its related tax effects. Please refer to Note 3. Gain on Disposal of Assets included in Item 1 of Part I of the Company's Report on Form 10-Q to be filed with the SEC on or about August 31, 2023 for further information on these adjustments.

	Second Quarter 2022
	Income from Operations	Operating Margin	Income Tax Expense	Effective Tax Rate	Net Income	Diluted Earnings Per Share
GAAP results	$401,208	21.5%	$111,832	27.9%	$289,521	$2.26
Gain on disposal of assets	(10,180)	(0.6)			(10,180)	(0.07)
Tax effect of the above			(1,661)	0.3	1,661	0.01
Adjusted results (non-GAAP)	$391,028	20.9%	$110,171	28.2%	$281,002	$2.20

	First Two Quarters 2022
	Income from Operations	Operating Margin	Income Tax Expense	Effective Tax Rate	Net Income	Diluted Earnings Per Share
GAAP results	$661,555	19.0%	$182,159	27.5%	$479,519	$3.74
Gain on disposal of assets	(10,180)	(0.3)			(10,180)	(0.08)
Tax effect of the above			(1,661)	0.2	1,661	0.01
Adjusted results (non-GAAP)	$651,375	18.7%	$180,498	27.7%	$471,000	$3.67

lululemon athletica inc.
Company-operated Store Count and Square Footage(1)
Square Footage Expressed in Thousands

	Number of Stores Open at the Beginning of the Quarter	Number of Stores Opened During the Quarter	Number of Stores Closed During the Quarter	Number of Stores Open at the End of the Quarter
3rd Quarter 2022	600	25	2	623
4th Quarter 2022	623	34	2	655
1st Quarter 2023	655	10	3	662
2nd Quarter 2023	662	12	2	672

	Total Gross Square Feet at the Beginning of the Quarter	Gross Square Feet Added During the Quarter(2)	Gross Square Feet Lost During the Quarter(2)	Total Gross Square Feet at the End of the Quarter
3rd Quarter 2022	2,258	139	7	2,390
4th Quarter 2022	2,390	189	4	2,575
1st Quarter 2023	2,575	64	7	2,632
2nd Quarter 2023	2,632	64	5	2,691
 __________
(1)Company-operated store count and square footage summary excludes retail locations operated by third parties under license and supply arrangements.
(2)Gross square feet added/lost during the quarter includes net square foot additions for company-operated stores which have been renovated or relocated in the quarter.